UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

COMMONCACHE, INC.
___________________________________
(Exact name of registrant as specified in its charter)

Florida	333-70868	65-1129569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Avenue, 7th Floor, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 749-3166

3692 Terrapin Lane #1612, Coral Springs, FL  33067
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications  pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications  pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2007, Commoncache, Inc. (“Commoncache” or the “Company”) entered into and closed a share exchange agreement (the “Agreement”) with Freecom, LLC, a Florida limited liability company (“FreeCom”), and each of FreeCom’s holders of membership interests (the “FreeCom Interestholders”). Pursuant to the Agreement, Commoncache acquired all of the issued and outstanding ownership interests of FreeCom in exchange for an aggregate of 37,000,000 shares of Commoncache common stock. Concurrently with the closing of the Agreement, the existing shareholders of Commoncache returned 21,500,000 shares of common stock to treasury for cancellation. In addition, the existing shareholders who did not return their shares received anti-dilution protection for a period of three years. Upon completion of the foregoing transactions, Commoncache had an aggregate of 41,182,700 shares of common stock issued and outstanding, and the FreeCom Interestholders acquired 89% of the issued and outstanding capital stock of Commoncache. References to “we”, “us”, “our” and similar words refer to the Company and, where applicable, FreeCom, which became a wholly-owned subsidiary of the Company,

Pursuant to the Agreement, FreeCom and the FreeCom Interestholders agreed to use best efforts to, among other things, (i) change the name of Commoncache to “Global Roaming Distribution, Inc.” , (ii) convert FreeCom from a limited liability company to a corporation and change FreeCom’s name to “Global Roaming Distribution Corporation”, (iii) complete a 4-to-1 forward split of the Commoncache common stock (by way of a mandatory exchange of certificates), and (iv) increase the authorized capital of Commoncache to 300,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Pursuant to the Agreement, The Vantage Group, Ltd. was granted a right of first refusal for future financings by Commoncache.

Item 2.01 Completion of Acquisition or Disposition of Assets

Corporate History

Commoncache, Inc. was initially  incorporated as Burgers By Farfour, Inc. in accordance with the Laws of the State of Florida.  The Company's initial business  plan  involved  marketing  the  concept  of  a  national  "fast  food" restaurant  chain to children and young  adults,  with a menu of fresh  burgers, fries and sandwiches.

On May 17, 2003,  concurrent with a change of control,  the Company modified its business plan to provide for the  establishment of small local restaurants which would sell basic Latin food with a Cuban/Mojo menu under the name of Les Fritas. With this  modification,  the Company  changed it's  corporate  name to Fabulous Fritas Corporation.

The Company acquired initial funding following a Registration  Statement on Form SB-2 (File No.  333-70868) which was declared  effective by the U. S. Securities and Exchange Commission on January 4, 2002.

After considerable  effort during 2004, the Company's Board of Directors reached the  determination  that  insufficient  capital was  available to the Company to complete the Company's  initial business plan and open the previously  announced restaurant. Accordingly, the Company's business plan was abandoned.

On March 20, 2004,  the Company  entered  into an Agreement  For The Exchange Of Common Stock (Agreement) with Union Dental Corp., a Florida corporation, and two (2) of its  affiliated  companies,  whereby the  shareholder(s)  of Union Dental Corp.  would  acquire  control  of the  Company  through a  reverse  acquisition transaction.  This  Agreement  was subject to due  diligence,  the  provision of audited  financial  statements  and other  related  criteria  which was  ongoing through  Calendar  2004.  Due to the  failure  to  perform  on the  part of both parties,  both the Company and Union Dental Corp.  mutually  agreed to terminate this  proposed  reverse  combination  transaction  on October  12,  2004 with no further performance or obligation on the part of either party.

On July 7, 2006, the Company announced a new business plan had been adopted. The Company currently  intends to offer a service designed to automatically  provide temporary  backup  "caching" for websites that are  potentially  affected by the "Effect".

Description of Commoncache

In Commoncache’s business model,  our file  servers  will automatically  scrape and  temporarily  archive  websites that are listed on the most popular  community  websites  around the internet.  In the event that these websites  are  reaching a  saturation  point,  users will be able to continue to access the content of the webpage by seamlessly  accessing the data being cached on  the  Commoncache  servers.   Current popular websites like Slashdot.org, Digg.com, and BoingBoing.net have hundreds of thousands of daily visitors. These websites, among others, are based on the concept of community-submitted links to articles,  websites,  and media files found  around the internet in thousands of different places.  There is a particular problem that commonly affects websites that  host  the  content  that  these  websites  list,  known  popularly  as the "Slashdot/Digg Effect". The "Effect" is simple in definition, but the answer has proved elusive.  Many of the websites that are linked to from these community sites are run by bloggers and/or small companies that have limitations on their websites as established by their  respective  web host  providers.  The "Effect" occurs as thousands of people who daily read these community  websites  suddenly start visiting the websites that host the linked content.  Within a short matter of time, these small websites are over-run and all of their bandwidth allotment is used up, or the servers that host the website are overloaded.

The business model for Commoncache combines: (a.) an advertising model; (b.) a paid monthly  subscription option and, (c.) a per-incident hosting option:

(a)
Advertising  - On each page that is  displayed  using the Commoncache service, a small overlay banner at the top and bottom of the page will contain small advertisements,  combining ads from Google's Adsense and paid- placement advertisements from other 3rd party purchasers.

(b)
Monthly subscription - We will offer a  subscription  to have a basic customer  website  cached when new content is  published  on the site. Customers  will receive a small file that they will include onto their website so that when they are reaching the limits of their  bandwidth, or their  website  stops  responding,  we will continue to serve their content. Business customers will be charged for the same service.

(c)	Per-incident hosting - Basic and business customers will have an option of buying hosting in 2 week increments at the price of $10 and $20 respectively.

Commoncache was to provide, as a free and public service, caching of websites linked to from popular websites, mainly Digg.com and Slashdot.org, subject to limitations set by the Company.

The Company has negotiated for several months through its current officers and directors to find ways to successfully fund and implement the business model.  However, such efforts have been unproductive and unsatisfactory to the current officers, directors and principal shareholders of the Company.  In view of the following business plan being developed by the Company involving FreeCom, the current officers and directors, Jeffrey Reidy and Charles Lawrence, intend to resign all positions with the Company at the closing of the FreeCom matter and conclude their efforts to develop the plan. Further, in connection with the transaction and the return of shares by the existing shareholders of Commoncache of 21,500,000 shares of common stock to treasury for cancellation, the Company has agreed to take the necessary steps to transfer and relinquish to Jeffrey Reidy and Charles Lawrence, all claims, rights, title and interests the Company may have in to the business model labeled as “Caching” and “Effect”.  In addition, the Company has agreed to take appropriate actions to provide that Jeffrey Reidy and Charles Lawrence shall have the right to pursue the development of such concepts and business plans with other parties without any claim by the Company in the future, and agree to execute any and all documents required in the future to establish and clarify such rights.

The Company has never fully implemented it's business plan(s) and, accordingly, is considered to be in the development stage.

Description of Freecom

FreeCom was formed in the State of Florida on February 21, 2007.  FreeCom was formed to serve as a marketing entity for the promotion, sale and distribution of telecommunications equipment.  Currently it more specifically is committed to marketing products outlined below, but will seek to promote, develop and sell other related products.

FreeCom commenced commercial operations on April 2, 2007, as the exclusive internet based distributor of Global Roaming Inc.’s (dba CelTrek) (“CelTrek”) Global SIM technology, which technology contains an application designed to initiate services by sending designated Service Action Requests according to the requested service. The Service Action Request is transferred to the Global Roaming Platform without the use of short message service (SMS)(text messaging) or unstructured supplementary service data (USSD)(another means by which text is sent between a mobile phone and an application program in the network), and without creating a charging record (CDR) by the visited network. The Global Roaming Inc. SIM application is compressed into less than 5 KB.   FreeCom is the exclusive operator of the CelTrek website. The Global SIM technology offers consumers low cost voice communications on a world wide scale.  Effective upon closing of the Agreement, CelTrek will own over 30% of the issued and outstanding common shares of Commoncache and will be initially represented by three seats on the Board of Directors.
On April 2, 2007, FreeCom entered into a distributor agreement (the “Distributor Agreement”) with CelTrek, pursuant to which CelTrek granted to FreeCom exclusive internet distribution rights, to CelTrek’s Global SIM technology, for a payment of $250,000. In addition, FreeCom will receive a 20% commission on sales of the CelTrek technology through the internet. The term of the Distributor Agreement is five years.

On June 26, 2007, FreeCom and CelTrek entered into an amendment to the Distributor Agreement (the “Amendment”). Pursuant to the Amendment, should CelTrek be bought out during the five-year term of the Distributor Agreement, FreeCom would receive the fair market value for the subscribers that FreeCom was responsible for bringing to CelTrek.

Global Roamings SIM technology is based upon the use of a SIM card or Subscriber Identity Module (SIM), which is a removable smart card for mobile phones. SIM cards securely store the service-subscriber key (IMSI) used to identify a GSM subscriber. The SIM card allows users to change phones by simply removing the SIM card from one mobile phone and inserting it into another mobile phone. SIM cards are used with carriers that operate on the Global System for Mobile Communication (GSM) network.

Industry Data

Dating from the 1984 deregulation of local and long distance telephone service, competition has accelerated in every facet of telecom products and services for both consumers and businesses. Only 15 years ago, consumers were tied to a fixed phone with its fixed phone number. Today, mobile and cellular phones have proliferated to meet the demand for communication anytime, anywhere in the world.

FreeCom’s goal is to become the market leader in personal communications and unified messaging. Now that business and the consumer have telecommunications mobility with numerous phone and fax numbers, pagers, and email, they are demanding simplicity and speed: One identifier for their complex business and personal lives that will find them anytime, anywhere, and deliver their communications.

CelTrek has been an operating system for over a year and has a loyal, though small, core of customers. FreeCom believes the technology is clean, elegant and maintainable. The system has a complex array of features, some critical, most not. CelTrek provides a cutting tool and an International SIM card offering savings while roaming..

FreeCom’s internal market research has shown that there are five primary target markets, three of which will be discussed below, starting with the businessman and consumer who just wants to get phone calls no matter where: In the office, in a car, in a plane, playing golf, or elsewhere. If the customer is on Earth, CelTrek will find him/her. Then there's the military market, for both professional and personal use. They demand mobile, reliable, and confidential communications--CelTrek is ready and able to enlist.

According to industry sources, the overall telecommunications market is $300 billion (see http://www.soliddata.com/solutions/market_telco.html) and the international telecommunication market is worth over $70 billion (see http://www.fcc.gov/ib/sand/mniab/traffic/files05/CREPOR05.pdf). The personal communications and unified messaging sub-industry, with its hundreds of millions of actual/potential users, is difficult to quantify at this stage. FreeCom estmates that to become the market leader will require a five-to-ten year market share. FreeCom’s goal is to achieve this within five years.

BUSINESS

FreeCom’s Mission

FreeCom’s primary corporate objectives are:

•	To become the market leader in personal communications and low cost international roaming products and services within five years;

•	To become the lowest cost provider in the industry; and

•	To have have the best and most responsive customer service by year end 2007.

FreeCom believes CelTrek is already the most technologically superior personal communications system in the world. FreeCom management plans to build on CelTrek's brand and technical reputation to achieve FreeCom’s goals..

FreeCom believes there are two keys to success for FreeCom:

1.  Marketing must generate sufficient sales volume to drive an aggressive pricing model while still achieving planned profitability projections; and
2.  Equity capital must be secured at a reasonable valuation.

Products and Services

The world roaming market grows as more people are traveling for business or leisure. It is still controlled by the GSM (Global System for Mobile Communication) operators, thus, roaming tariff are very high. The operators can not simply lower the roaming prices for various reasons, mainly because the prices are subject to bilateral agreements. By 2008, the number of roamers is expected to reach 850 million and drive 28% of revenue.

FreeCom’s goals are:

• To be the leading low-cost roaming network world wide.
• To provide global roaming across the standards: GSM, WiFi

• To become the preferred roaming network for GSM
• To provide low cost global roaming coverage
• To provide user friendly products
• To increase roaming usage and average revenue per user (ARPU)
• To provide prepaid solutions to travelers and postpaid based solutions to corporate customers

CelTrek utilizes state of the art technology integrated with existing technologies to allow high level roaming service at the lowest price including:.

Roaming Applications:

• Voice Application (multi lingual IVR) - Voice mail is in 4 languages, SIM application is in 5 languages, general vocal menu in 5 languages.

• Signaling Application (GSM, WiFi)
• Web application suite (corporate and individuals)

CelTrek provides international roaming:

• Across over 330 networks
• With up to 90% lower tariff
• A new user experience – targeted roaming value added services for the roamer
• Full WEB based control

Over The Air activations and setup allowing for:

• Seamless dialing - Just dial the number and press “Send” or, pick a number from address book
• Short code translation
• National / International prefix
• Corporate VPN

Unique Roamers Service:

• Multi Lingual
• Voice Mail access
• Call Recording
• Address book and speed dialing
• Call from the history list of numbers
• Call Center transfer
• Account Recharge

Market Information

Roaming is defined as the ability for a cellular customer to automatically make and receive voice calls, send and receive data, or access other services when traveling outside the geographical coverage area of the home network, by means of using a visited network. Roaming is technically supported by mobility management, authentication and billing procedures. Establishing roaming between network operators is based on - and the commercial terms are contained in - Roaming Agreements. If the visited network is in the same country as the home network, this is known as National Roaming. If the visited network is outside the home country, this is known as International Roaming (the term Global Roaming has also been used). If the visited network operates on a different technical standard than the home network, this is known as Inter-standard roaming.

GSM Roaming, which involves roaming between GSM networks, offers the convenience of a single number, a single bill and a single phone with worldwide access to over 210 countries.

Global System for Mobile communications (GSM) is a second-generation (2G) wireless technology that provides high-quality voice and circuit-switched data services in a wide variety of spectrum bands, including 450, 800, 850, 900, 1800 and 1900 MHz. GSM pioneered many of the world’s most popular data services, such as Short Message Service (SMS) and Multimedia Message Service (MMS).

GSM is a digital or “PCS” technology. The phrase “GSM family of technologies” is often used as a catch-all term to refer to GPRS, EDGE and UMTS/HSPA, which provide a smooth, cost-effective evolution to third generation (3G). GSM is the most widely used wireless technology in the Americas and worldwide, with more than 82% of the global wireless market. As of 3Q 2006, more than 2.1 billion people worldwide -- approximately 29% of the world’s population -- use GSM.

GSM allows multiple users to share a single radio channel through a technique called time division multiplexing (TDM), where a channel is divided into six time slots. Each caller is assigned a specific time slot for transmission, which allows multiple callers to share a single channel simultaneously without interfering with one another. This design makes efficient use of spectrum and provides seven times more capacity than analog or “AMPS”, which is a first-generation (1G) technology. GSM also uses a technique called “frequency hopping,” which minimizes interference from outside sources and makes eavesdropping virtually impossible.

The convenience of GSM Roaming has been a key driver behind the global success of the GSM Platform. GSM Coverage Maps is a unique resource containing information supplied and approved by the members of the GSM Association. Network, Services and Roaming information are continually updated to reflect the evolving situation worldwide. Interactive coverage maps, updated quarterly, allow a user to navigate to see where exactly he can use his phone. GSM World Association estimates over 2 billion GSM users in 2007, of which the international roaming market is eight percent, or 160 million roamers. If FreeCom were to achieve a one percent market share within three years, FreeCom’s sales would be $240 million in a market growing eight percent per year.

Market Segmentation

FreeCom has targeted five primary market segments:

1.  General consumers and business market
2.  Private or Governmental Organizations
3.  Corporate
4.  International Travelers
5.  Military

FreeCom plans to market its products to customer segments that require the basic mobile telecommunication services (such as voice messaging, text message, and voice to email) in a single solution. Other features will be specific to each customer segment. FreeCom will spend substantial marketing efforts in determining which set of features are the most attractive to each customer segment. Offering customized quality product to each customer segment at a competitive price level will be one of the marketing goals of FreeCom.

Service Business Analysis

FreeCom is part of the telecommunications industry, including the following sub-industries:

•	National and international carriers (AT&T) which dominate the long distance market and offer unified messaging system (“UMS’) to their customers;
•	Regional operating companies (Pacific Bell, GTE) which provide local service and switch long distance traffic to the carriers and CLECs (defined below). They also offer UMS to their customers;
•	Competitive local exchange carriers (“CLEC”) provide both local and long distance service and market UMS to their customers;
•	Resellers which aggregate traffic and provide discount long distance service and UMS to their customers;
•	Unified messaging and personal communications service providers with in-house switching capability, such as FreeCom, that offer CelTrek and similar services to all consumers and businesses.

General Information

The primary buying factors in personal telecommunication systems are price, accessibility, and ease of use. There is significant brand loyalty based on the company's experience with its current customer base. Once an individual has acclimated to the CelTrek system and memorized the access routine, he tends to be reluctant to switch to another service. Very much the same attitude prevails in consumer long distance, where demonstrable savings fail to sway a large segment of the population to switch carriers. AT&T still has over 60% of the market even though they are the highest cost carrier in a commodity business. Powerful branding and advertising, even with premium pricing, will create a significant barrier to competitors taking our customers. Being the market leader, like AT&T, will strengthen the company's branding position and also make it more difficult for the competition.

FreeCom believes that FreeCom’s primary competition will be other well-branded companies which FreeCom believes have deep advertising pockets, feature-rich and competitive services, and an established brand. All the major telecommunications companies, including the Baby Bells, are moving into UMS because they have the infrastructure to support it and the brand to promote it. They will have the initial advantage in branding and marketing muscle, but FreeCom believes their services to date are inferior. FreeCom believes the marketplace is big enough to support all this competition and then some.

FreeCom believes CelTrek has an impressive array of features that will quickly overwhelm the typical prospect, unless the sales presentation is focused on the key features that especially appeal to the particular target market. Many potential customers have admitted they decided CelTrek is too much for their needs, that the system is overqualified. FreeCom has decided to focus on a few features that have the broadest appeal and aggressively market these features to our five target markets. This includes CelTrek’s ability to offer one SIM card that services over 165 countries providing the end user with a local phone number.

FreeCom will emphasize speed in penetrating selected markets and implementing advertising and public relations campaigns. Financial results will be compiled and reported weekly so that gross and net margins can be reviewed and benchmarked against the competition. Marketing will be continually monitored and adjusted as needed to maximize market penetration and profitability. FreeCom believes cost control and brand management will be critical to the overall strategy.

FreeCom believes one of the Company’s major competitive advantages is its technological lead over the major competitors. FreeCom believes none of the incumbent companies has managed to seamlessly integrate the voice, text message, and unified data communications needed by the target market. At the same time, FreeCom boasts a management team with decades of experience in the telecommunications industry. These people have a track record of capitalizing on the technology market..

One CelTrek SIM can allow a user to take advantage of the following services and features:

•	Travel with just one SIM card in over 165 countries;
•	Save up to 85% on all your calls;
•	Travel with a local number; save your callers money;
•	No connection fees;
•	24/7 live customer care service;
•	Instant on-line access to control your account;
•	Free voice mail and incoming SMS;
•	Customized features for your company;
•	Save up to 85% on International Roaming
•	Provide Custom Features; and
•	Guarantee you get your calls — no matter where in the world you are.

CelTrek provides worldwide roaming related services and features such as:

•	Manage budget before and during each trip;
•	Real Time Billing System—Instant On-line;
•	Monitor users On-Line;
•	View users’ location in Real Time;
•	Report Generator—customize usage analysis;
•	Competitors Comparison Reports;
•	User Friendly;
•	Free Advanced Voice Mail;
•	Free incoming text messages (SMS);
•	Real Time Billing;
•	Call Waiting, last dialed calls, conference call;
•	Record and e-mail calls;
•	E-mail your Voice Mail messages; and
•	Easy phone contact list management.

Employees

As of September 28, 2007, FreeCom employed a total of five (5) employees in the following capacities: Bernard Touret – Vice President, Frederic Fournel – Vice President, Yakov Sarousi-CEO and President, Michael Thaler – Chief Financial Officer and Treasurer and Jenny Callicott – Chief Operating Officer. FreeCom believes it has a good working relationship with its employees. The Company is not a party to any collective bargaining agreements.

Description of Property

The Company currently maintains its principal office in Miami, Florida, in the UBS building in he heart of Aventura, at the office of its wholly-owned subsidiary, FreeCom, LLC. The lease runs until January 31, 2008 at a cost of $800 per month.. The Company believes its current office space and facilities are sufficient to meet its needs and does not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to it.

RISK FACTORS

Risks Related to Our Business and Industry

We are a new venture with a limited operating history.

FreeCom was organized in February 2007. We are a development-stage business with a limited operating history. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. Our lack of an operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our products.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product and service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy, which could be affected by our lack of experience in providing telecommunication distribution services;

•	the ability of our services to achieve market acceptance;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively; and

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan with respect to financial services and our ability to pursue other opportunities that arise.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

 The blurring of the traditional dividing lines between long distance, local, wireless, video and Internet services contribute to increased competition.

The traditional dividing lines between long distance, local, wireless, video and Internet services are increasingly becoming blurred. Through mergers, joint ventures and various service expansion strategies, major providers are striving to provide integrated services. This trend is also reflected in changes in the regulatory environment that have encouraged competition and the offering of integrated services. We expect competition to intensify as a result of the entrance of new competitors or the expansion of services offered by existing competitors, and the rapid development of new technologies, products and services. We cannot predict which of many possible future technologies, products, or services will be important or what expenditures we will be required to make in order to develop and provide these technologies, products or services. To the extent we do not keep pace with technological advances or fail to timely respond to changes in the competitive environment affecting our industry, our revenue, cash flows and net income could be materially adversely effected.  Our competitors are well established with greater name recognition and greater financial, technical and marketing resources than we have.  Our competitors include:

•	National and international carriers (AT&T) which dominate the long distance market and offer unified messaging system (“UMS’) to their customers;
•	Regional operating companies (Pacific Bell, GTE) which provide local service and switch long distance traffic to the carriers and CLECs (defined below). They also offer UMS to their customers;
•	Competitive local exchange carriers (“CLEC”) provide both local and long distance service and market UMS to their customers;
•	Resellers which aggregate traffic and provide discount long distance service and UMS to their customers;
•	Unified messaging and personal communications service providers with in-house switching capability, that offer similar services to all consumers and businesses.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Item 1A, Risk Factors may affect our operating results:

Our business depends on the establishment and development of a strong brand, and if we do not establish, develop and enhance our brand, our ability to attract and retain customers may be impaired and our business and operating results may be harmed.

We believe that our brand will be a critical part of our business. Establishing, developing and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to establish, promote and develop the “CelTrek” brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that establishing, developing, maintaining and enhancing our brands will become increasingly important, difficult and expensive.

The intellectual property rights utilized by us and our suppliers and service providers may infringe on intellectual property rights owned by others.

Some of our products and services use intellectual property that we own. We also purchase products from suppliers, and outsource services to service providers, that incorporate or utilize intellectual property. We and some of our suppliers and service providers may receive in the future, assertions and claims from third parties that the products or software utilized by us or our suppliers and service providers infringe on the patents or other intellectual property rights of these third parties. These claims could require us or an infringing supplier or service provider to cease certain activities or to cease selling the relevant products and services. Such claims and assertions also could subject us to costly litigation and significant liabilities for damages or royalty payments, or require us to cease certain activities or to cease selling certain products and services.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

Interruption or failure of our information technology and communications systems could impair our ability to provide our services, which could damage our reputation and harm our operating results.

Our services will depend on the development and continuing operation of our information technology and communications systems. We may experience service interruptions or system failures. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We need to make significant capital expenditures to ensure the reliability of our systems, but these capital expenditures may not achieve the results we expect.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is no track record for companies pursuing our strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue that may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investment.

The Telecom Industry Fluctuates and Is Affected By Many Factors, Including Decisions By Service Providers Regarding Their Deployment of Technology and Their Timing of Purchases, as Well as Demand and Spending for Communications Services By Businesses and Consumers.

After significant deterioration earlier this decade, the global telecom industry stabilized in 2004 and experienced modest growth in 2005 and 2006, as reflected in increased capital expenditures by service providers and growing demand for telecommunications services. Although we believe the overall industry will continue to grow, the rate of growth could vary geographically and across different technologies, and is subject to substantial fluctuations. The specific industry segments in which we participate may not experience the growth of other segments. In that case, our results of operations may be adversely affected. As a result of the uncertainty and variations in the telecom industry, accurately forecasting revenues, results and cash flow remains difficult.

Risks Related to Ownership of our Common Stock

The trading price for our common stock has been and may continue to be volatile

The market price of our common shares has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including proposed Internet legislation or enforcement of existing laws, innovation and technological changes, the emergence of new competitors, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries, including the Internet and gaming.

There is a limited market for our common stock which may make it difficult for you to sell your stock.

Our common stock trades on the OTCBB under the symbol “CCAH.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Commoncache’s shares are subject to the U.S. “Penny Stock” Rules  and  investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. "Penny Stock" rules, which may make the stock more difficult to trade on the open market. Our common shares currently trade on the OTCBB. A "penny stock" is generally defined by regulations of the U.S. Securities and Exchange Commission ("SEC") as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)
the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in CCAH’s common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Since our common stock is currently deemed a penny stock, it will be subject to penny stock regulations, which may reduce market liquidity of our common stock, because they limit the broker/dealers' ability to trade, and a purchaser's ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

As An Issuer Of “Penny Stock” The Protection Provided By The Federal Securities Laws Relating To Forward Looking Statements Does Not Apply To Us And As A Result We Could Be Subject to Legal Action.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

For more information about penny stocks, contact the Office of Filings, Information and Consumer Services of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202) 272-7440.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

	Our ability to raise capital when needed and on acceptable terms and conditions;

	The intensity of competition; and

	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

FREECOM, LLC PLAN OF OPERATIONS

FreeCom, LLC began operations on April 2, 2007 as a commissioned sales and marketing representative of CelTrek Global SIM technology.  The Global SIM technology offers consumers low cost voice communications on a world wide scale.

On April 2, 2007, FreeCom entered into a distributor agreement (the “Distributor Agreement”) with CelTrek, pursuant to which CelTrek granted to FreeCom exclusive internet distribution rights, to CelTrek’s Global SIM technology, for a payment of $250,000. In addition, FreeCom will receive a 20% commission on sales of the CelTrek technology through the internet. The term of the Distributor Agreement is five years.

On June 26, 2007, FreeCom and CelTrek entered into an amendment to the Distributor Agreement (the “Amendment”). Pursuant to the Amendment, should CelTrek be bought out during the five-year term of the Distributor Agreement, FreeCom would receive the fair market value for the subscribers that FreeCom was responsible for bringing to CelTrek.

FreeCom’s primary corporate objectives are:

•	To become the market leader in personal communications and low cost international roaming products and services within five years;

•	To become the lowest cost provider in the industry; and

•	To have have the best and most responsive customer service by year end 2007.

Promotion and Development of www.CELTREK.com

-	Translation of website in several languages
-	International expansion of domain names CELTREK
-	Promote website through affiliate program for :
–	Travel website
–	Search engines
–	Corporate affiliates
-	Marketing operation with distribution of SIM cards in targeted areas
-	Blogging
-	Forum moderation
-	Add banners on search engines

Advertising:

FreeCom will increase media press advertising in InFlight Magazines, traveler’s publications, and hi-tech specialized press.

FREECOM, LLC RESULTS OF OPERATIONS

This discussion should be read in conjunction with our financial statements included elsewhere in this report. FreeCom, LLCwas organized on February 21, 2007, and has a fiscal operating year of December 31.

Revenues:

During the period from inception through June 30, 2007 we generated $5,553 in net commission revenue.

General and administrative:

Total Expenses:

Total expenses from inception through June 30, 2007 were $40,253.

Net Income (Loss):

Net losses from inception through June 30, 2007 were $34,720.

Liquidity and Capital Resources:

For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less.  At June 30, 2007, FreeCom had cash of $6,709 and no cash equivalents.

Off Balance Sheet Arrangements:

We do not have any off balance sheet arrangements as of June 30, 2007 or as of the date of this report.

COMMONCACHE RESULTS OF OPERATIONS

The  Company had no revenue  for either of the three  month  periods  ended March 31, 2007 and 2006, respectively.

General and  administrative  expenses  for the six  months  ended June  30, 2007 and 2006,  respectively,  were  approximately  $42,800  and  $4,900.  These expenses consist principally of executive compensation and professional fees and related  costs  related  to  the   Company's   compliance   with  its  reporting requirements under the Securities Exchange Act of 1934, as amended.  The Company has recognized interest expense of approximately $3,560 and $520 for each of the six  months  ended  June 30, 2007  and 2006,  respectively,  on both the $15,000 note payable and the $100,000  line of credit note  payable.  Earnings per share for the  respective  six month  periods  ended  June 30, 2007 and 2006 was $0.00 and $0.00 based on the weighted-average shares issued and outstanding at the end of each respective year.

At  this  time,  depending  on  the  level  of  available  capital,  future expenditure   levels  may  increase   significantly   in  conjunction  with  the development and implementation of the Company's new business plan. Further,  the Company intends to fully comply with it's periodic reporting  requirements under the Securities Exchange Act of 1934.

At June  30, 2007 and 2006,  respectively,  the Company had working capital of approximately $(118,000) and $(37,000), respectively.

On December  1, 2004,  Roger E. Pawson  acquired  approximately  16,500,500 shares of  restricted,  unregistered  common stock from Ricardo Jara. Mr. Pawson was concurrently  elected President,  Chief Executive  Officer,  Chief Operating Officer,  Chairman of the Board of Directors, and Secretary and Treasurer of the Company.  As a result of this transaction,  Roger E. Pawson became the Company's controlling shareholder,  owning 16,500,500 shares of the then 20,813,000 issued and  outstanding  shares of the  Registrant's  common  stock,  or  approximately 79.28%, at the close of business on December 1, 2004.

Effective January 1, 2005, the Company began to accrue compensation payable to it's  President,  Roger  Pawson,  in the  amount  of  $250.00  per  month  in consideration  of the time spent to maintain  the  corporation  and  investigate future business plans and courses of action. On April 27, 2005, the Company paid Mr.  Pawson   approximately   $5,000  cash  as  payment  for  prior  and  future compensation.

On August 14, 2006,  one (1) new director was added pending the next annual meeting for the  election of  directors.  Existing  director,  Roger E.  Pawson, nominated  and  appointed  Jeff  Reidy  to serve as a  Director  until  the next shareholder election of directors. Following acceptance of the directorship Jeff Reidy was appointed President,  Secretary and Treasurer and Charles Lawrence was appointed as Vice President. Roger E. Pawson remains as Chairman of the Board of Directors.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our current directors and executive officers as well as our officer and director nominees following the acquisition of FreeCom LLC:

Name	Age	Offices Held

Jeff Reidy	27	President, CEO, CFO, Director
Roger E. Pawson	54	Director
Yakov Sarousi	39	Chief Executive Officer, President, Director
Michael Thaler	68	Chief Financial Officer, Treasurer, Director
Jenny Callicott	55	Chief Operating Officer, Director
Frederic Fournel	36	Vice President, Director
Bernard Touret	52	Vice President, Director

Resigning Directors

Jeff Reidy, Directors

Jeff Reidy,  age 27, worked for AT&T Wireless from  September 1999 to March 2003 as a Communication  Specialist  advancing to Third Manager while continuing to advance  sales  quotas.  Mr. Reidy was then recruited to manage an office of Jordyn Taylor Properties, Inc. in Palm Beach County, Florida. Mr. Reidy has been a licensed real estate agent and Realtor(R) professional since September 2002 and has been employed  with Jordyn Taylor  Properties,  Inc.  since March 2002.  Mr. Reidy has overseen the management of the company's  operations and was an active part in the more than thirty thousand recorded real estate transactions. For the past two plus years Mr. Reidy has handled the marketing for the organization and has established hundreds of vendor relationships.

Roger E. Pawson, Director

Roger E. Pawson, age 55, is a Company director. In 1996, Mr. Pawson was the President, Chief Executive  Officer and majority  shareholder of TLCO Software, Inc.  TLCO Software's primary  business  at that time was the  development  of advanced yet user friendly web authoring software using its proprietary code. In 1997, TLCO Software launched the "Web  Factory"(TM)  family of products,  which included   Web-Factory,   Author,   Web-Factory,   Site   Builder  Web  Factory, Professional  Edition.  These  products were the  foundation of TLCO  Software's expansion  into  Software  Publishing,  OEM &  Electronic  Markets.  Mr.  Pawson subsequently sold his  interest in the company in 2001.  Between 2001 and 2004, Mr.  Pawson  became  the  President  and Chief  Executive  Officer  of  National Developers,  an Arizona based development company that specialized in the design and construction of custom homes,  shopping malls and strip centers.  Mr. Pawson is presently  an  independent   business  consultant  and  advisor  to  various corporations.  Mr  Pawson received a Masters in Business  Studies  degree from Leeds University in Yorkshire, England in 1971.

Director Nominees and Executive Officers

Yakov Sarousi, President, President and Director

Yakov Sarousi, President and CEO:  Since July 2006 Yakov Sarousi has been chief executive officer of co-founded Global Roaming Inc., which he co-founded. From November 2003 to July 2006 Mr. Sarousi was President and chief executive officer of Group XPlore, an Israeli high-technology company, which he founded. In November 1996 Mr. Sarousi founded Labotec, an IT Global solutions provider, and served as its chief executive officer until November 2003. His expertise in finding communications solutions also placed him as Vice Chairman of the Board of Directors of I.P.E specialized in VoIP Telecom Services from 2003 to 2004. He received a MIAGE from University Paris XII, and a MBA from Ben-Gurion University in Israel. His unique understanding of all integrated technologies is the driving force of the breakthrough of CelTrek.

Michael Thaler, Chief Financial Officer, Treasurer and Director

Michael Thaler,  CFO:  Michael Thaler has been chief financial officer of Global Roaming Inc. since August 2006. From February 2002 to March 2006 Mr. Thaler spent most of his time managing private funding that invests solely in high interest loans secured by real estate.  The amount of funds managed totals approximately $70 million. About 90% of the real estate activity is in California. Mr. Thaler combines over 30 years of successful real estate development with an ongoing interest in cellular technology and applications.  A cellular user since 1983, he beta tested the first attempt at international roaming by a U.S. carrier.  More recently, he was asked to beta test a new type of wifi service about to be offered by a major operator.  Mr. Thaler recognized the capabilities of CelTrek for dramatically improving international roaming, and opted for changing his avocation to this occupation by filling the pivotal role of CFO.  Mr. Thaler received a BS in Economics from the Wharton Business School at the University of Pennsylvania.

Jenny Callicott, Chief Operating Officer and Director

Jenny Callicott, COO:  Jenny Callicott has been chief operating officer of Global Roaming Inc. since August 2006. From 2000-2004 she was Co-Producer for Proto Production's film Tropix, responsible for all aspects of pre- and post production and gaining distribution through Blockbuster.  From then until the present, she has worked with Production Costa Rica to bring film and commercial production to Costa Rica.  While in Costa Rica, Ms Callicott served from 1992 to 2002 as managing editor of Business Costa Rica, the American/Costa Rican Chamber of Commerce (AMCHAM) monthly English publication. During this same time she also managed the Boston and Costa Rican offices of CPR, which she sold in 2004.

Ms Callicott has been at the frontline of the cellular industry since the 1980's.  As one of the owners of Cellular Services of Boston, the leading sales and service center for Cellular One-Boston., she was pivotal in implementing the strategies to introduce the new world of "car phones" and later "mobile phones" to the general public. Seeing the problems of domestic cellular roaming for her customers, she later started CellRent, offering one of the first rental phone options in the US.  As domestic roaming issues gave way to international roaming dilemmas, CellRent and her later company, CPR Cellular Phone Rentals became the global roaming solution to Fortune 500 companies, government agencies, embassies, corporate travel agencies as well as the format for other major companies' rental programs.   Ms. Callicott is proud to be on the cutting edge again of cellular service with CelTrek.

Frederic Fournel, Vive President and Director

Frederic Fournel founded Freecom Inc Holding in 2005, became a principal member of Freecom, LLC in 2007 and has served as President of FreeCom since its formation. Prior to that time, Mr. Fournel was the President of Orgetc Technology S.A (financing office and telecom industry) from July 2003 to December 2006. Mr. Fournel was a shareholder and Vice President of Force Bureautique S.A (European leader in the copy machine industry) from November 1998 until 2003 and President of Force Consulting S.A, a subsidiary of Force Bureautique from January 2000 to Febuary 2002. In 2003, Frederic Fournel sold his interest in Force Bureautique. He has also served as Marketing Director of MATRA Security S.A (defense and security industry). Mr. Fournel received a Master in Business and Marketing from E.S.C.M Business School in Paris, France in 1991.

Bernard Touret, Director

Bernard Touret, Vice Presidnet and Director.  Mr. Touret was administrator & general manager of the SA DARNAL EXPANSION from 1976 to 1992. Touret owned 25% of the furniture retail company (100% held through his family).  After buying a large part of its competitors, the Company was introduced on the French Stock market in 1989. The Touret family acquired the majority of Pier Import Europe. Pier Import Europe operated 150 stores.

Executive Compensation

Commoncache, Inc.

Currently, management of the Company requires less than four (4) hours per month.  During 2005, the Company paid Roger Pawson the sum of $5,000 for current and future  services to be valued at  approximately  $250 per month, or $750 per quarter.  Concurrent with a change in management in August 2006, the Company has no further obligation to Mr. Pawson.

As initially  disclosed in an Annual  Report on Form 8-K, Mr. Reidy and Mr. Lawrence  were to each  receive  compensation  of $1,000.00  monthly  during the initial six-month period following their appointment in August 2006.  Subsequent thereto,  Mr. Reidy and Mr. Lawrence  reestablished  their  compensation rate to $3,000 each for the period from August 13, 2006 through  October 15,  2006.  For all  successive  periods,  Mr.  Reidy  and  Mr.  Lawrence  set  their  executive compensation  to $2,000  per  30-day  pay  period.  Future  adjustments  will be determined by Mr. Reidy and Mr. Lawrence in their capacity as executive officers and Mr.  Reidy as a Company  director.  See  Certain  Relationships  and Related Transactions.

The Company has no stock option,  retirement,  pension,  or  profit-sharing programs  for the benefit of  directors,  officers or other  employees,  but the Board of Directors  may  recommend  adoption of one or more such programs in the future.

SUMMARY COMPENSATION TABLE

				All Other
	Year	Salary	Bonus	Compensation	Total
Name and Principal Position		($)	($)
Roger E	2006	$2,000	$-0-	$-0-	$2,000
Pawson	2005	$3,000	$-0-	$-0-	$3,000
Chairman	2004	$-0-	$-0-	$-0-	$-0-

Jeff Reidy	2006	$11,000	$-0-	$-0-	$11,000
President	2005	$-0-	$-0-	$-0-	$-0-
	2004	$-0-	$-0-	$-0-	$-0-

Charles	2006	$11,000	$-0-	$-0-	$11,000
Lawrence,	2005	$-0-	$-0-	$-0-	$-0-
Vice President	2004	$-0-	$-0-	$-0-	$-0-

The Company has no other Executive  Compensation issues which would require the inclusion of other mandated table disclosures.

FreeCom, LLC.

The  following  table sets forth the compensation earned during the period ended June 30, 2007 (from inception on February 21, 2007) by FreeCom’s officers.  On September 28, 2007, Yakov Sarousi became the President and CEO of the Company, Michael Thaler became Chief Finance Officer and Treasurer, Jenny Callicott became Chief Operation Officer, Frederic Fournel became the Vice President, and Bernard Touret became the Vice President of the Company.

SUMMARY COMPENSATION TABLE

			Long Term
			Annual Compensation	Compesation Awards Securities
	Year	Salary ($)	Bonus ($)	Underlying Options/SAR’s
Name And Principal Position

Yakov Sarousi
President, CEO	2007	$-0-	$-0-	0
and Director

Michael Thaler	2007	$-0-	$-0-	0
CFO, Treasurer
and Director

Jenny Callicott	2007	$-0-	$-0-	0
COO and Director

Frederic Fournel	2007	$-0-	$-0-	0
VP and Director

Bernard Touret	2007	$-0-	$-0-	0
VP and Director

Compensation of Directors

We do not compensate our directors for their time spent on our behalf. The Company has no standard arrangement for compensating the directors of the Company for their attendance at meetings of the Board of Directors.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

We do not have any written employment agreements.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company currently maintains a mailing address at 3692 Terrapin Lane, Coral Springs, Florida  33067.  The Company's telephone number there is (561) 373-4522.  Other than this  mailing  address,  the  Company  does not  currently maintain  any other  office  facilities,  and does not  anticipate  the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of the mailing address as these offices are used virtually full-time by other businesses of the Company's President.

On April 2, 2007, FreeCom entered into a distributor agreement (the “Distributor Agreement”) with CelTrek, pursuant to which CelTrek granted to FreeCom exclusive internet distribution rights, to CelTrek’s Global SIM technology, for a payment of $250,000. In addition, FreeCom will receive a 20% commission on sales of the CelTrek technology through the internet. The term of the Distributor Agreement is five years. Celtrek is a principal shareholder of the Company and is owned and controlled by Yakov Sarousi and Michael Thaler.

On June 26, 2007, FreeCom and CelTrek entered into an amendment to the Distributor Agreement (the “Amendment”). Pursuant to the Amendment, should CelTrek be bought out during the five-year term of the Distributor Agreement, FreeCom would receive the fair market value for the subscribers that FreeCom was responsible for bringing to CelTrek.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENTAND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of September 28, 2007, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of September 28, 2007, there were 41,182,700 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of September 28, 2007 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

		Amount and	Percent of
		Nature of	Class[1]
Title of Class	Name and Address of Beneficial Owner	Beneficial
		Ownership
Common	Global Roaming, Inc.(2)	12,368,400	30.0%

Common	FreeCom, Inc.(3)	8,965,800	21.8%

Common	The Vantage Group, Ltd.(4)	6,700,000	16.3%

Common	Bernard Touret	8,965,800	21.8%

Common	Directors and officers as a group (4 persons)	30,300,000	73.6%

*Represents less than 1% beneficial ownership.

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Commoncache, Inc., 18851 NE 29th Avenue, 7th Floor, Aventura, FL 33180.

(2) Yakov Sarousi and Michael Thaler are the owners of Global Roaming, Inc.

(3) Frederic Fournel is the owners of FreeCom, Inc.

(4) Lyle Hauser is the owner of The Vantage Group Ltd.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 100,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001. At the close of business on September 28, 2007, the Company had 41,182,700 shares of Common Stock issued and outstanding.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock..

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock, par value $0.001 per share, are quoted on the Over-the-Counter Bulletin Board (“OTC.BB”) under the symbol “CCAH”.

During 2007, the Company filed a request for clearance of quotations on the OTC  Bulletin  Board  under  SEC Rule  15c2-11,  Subsection  (a)(5)  with NASD Regulation Inc. A Clearance  Letter was issued to Commoncache,  Inc. on February 28, 2007 and the Company was issued its trading symbol "CCAH". The quoted market prices of the Company's  common stock on the NASDAQ  Electronic  Bulletin Board, per data listed by National Quotation Bureau, Inc.,are as follows:

The shares  quoted are subject to the  provisions of Section 15(g) and Rule 15g-9 of the  Securities  Exchange Act of 1934, as amended (the Exchange  Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for  transactions in penny stocks and Rule 15g9(d)(1)  incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share,  subject to certain  exceptions. Rule 3a51-1  provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting  specified  criteria set by the Commission;  authorized for quotation on The NASDAQ Stock Market;  issued by a registered  investment  company;  excluded from the  definition  on the basis of price (at  least  $5.00 per  share) or the registrant's  net  tangible  assets;  or  exempted  from the  definition  by the Commission.  Trading  in the  shares is subject  to  additional  sales  practice requirements  on  broker-dealers  who sell penny  stocks to  persons  other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding  $200,000,  or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability  determination  for the  purchase of such  securities  and must have received  the  purchaser's  written  consent  to the  transaction  prior  to the purchase.  Additionally,  for any  transaction  involving a penny stock,  unless exempt,  the rules require the delivery,  prior to the first  transaction,  of a risk  disclosure  document  relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer  and the registered representative,  and current quotations for the securities.  Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of shareholders to sell their shares.

As of September 28, 2007, there were approximately forty-one (41) holders of record of our common stock.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of its business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

LEGAL PROCEEDINGS.

We are not a party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

RECENT SALES OF UNREGISTERED SECURITIES

During the first quarter of 2007, the Company issued 5,000,000 shares of restricted, unregistered common stock into escrow to collateralize the unsecured indebtedness of the Company.  The shares were held in escrow subject to release only in the event the Company failed to repay its unsecured indebtedness upon demand.  In September 2007, such escrow was terminated and such shares were cancelled and returned to the authorized but unissued shares of common stock of the Company as a result of the requirements for the issuance of such shares having failed prior to delivery of such shares to the secured party. Further, the note payable dated August 14, 2006 was cancelled and satisfied in full by the issuance of 1,869,700 shares.

On September 28, 2007, the Company issued 37,000,000 shares of common stock to the FreeCom Interestholders, as described in Item 1.01.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s articles of incorporation provide that the Company will indemnify our officers, directors and other eligible persons to the fullest extent permitted under the laws of the state of Florida. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 4.01 Changes in Registrant's Certifying Accountant.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s acquisition of FreeCom, the Company agreed to use best efforts to amend the Company’s articles to (i) change the name of the Company to “Global Roaming Distribution, Inc.”, (ii) effect a 4-to-1 forward split of the issued and outstanding common stock, and (iii) increase the authorized capital of the Company to 300,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Item 5.05  Amendment to the Registrant's Code of Ethics or Waiver of a Provision of the Code of Ethics.

Effective on August 1, 2007, the Company adopted a Code of Ethics (filed hereto as Exhibit 14.1). Prior thereto, the Company had no formal, written code of ethics.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

FreeCom LLC Balance Sheet as of June 30, 2007

FreeCom LLC Statement of Operations For The Six Months Ended June 30, 2007

FreeCom LLC Statement of Stockholders' Equity For The Six Months Ended June 30, 2007

FreeCom LLC Statement of Cash Flows For The Six Months Ended June 30, 2007

FreeCom LLC Notes to Financial Statements

 (b) Pro forma financial information.

FreeCom LLC Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits

10.1	Share Purchase Agreement by and among Commoncache, FreeCom, and the FreeCom Interestholders, dated September 28, 2007

10.2	Distributor Agreement, by and between FreeCom and CelTrek, dated April 2, 2007

10.3	Amendment, dated June 26, 2007, to Distributor Agreement dated April 2, 2007, between FreeCom and CelTrek.

14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

COMMONCACHE, INC.

October 2, 2007	By:	/s/ JEFFREY REIDY
Name: Jeffrey Reidy
Title: President and Chief Executive Officer

FREECOM, LLC

FINANCIAL STATEMENTS

June 30, 2007

Table of Contents

Balance Sheet	F – 2
Statement of Operations	F – 3
Statement of Cash Flows	F – 4
Notes to Financial Statements	F – 5 -11

FREECOM, LLC
BALANCE SHEET
June 30, 2007

ASSETS

CURRENT ASSETS
Cash	$6,709
Prepaid expenses	50,000
TOTAL CURRENT ASSETS	56,709

FIXED ASSETS, net	10,523

LICENSES, net	243,750

TOTAL ASSETS	$310,982

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$702
Accrued expenses	15,000
TOTAL CURRENT LIABILITIES	15,702

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY
Members' capital	330,000
Accumulated deficit	(34,720)
TOTAL MEMBERS' EQUITY	295,280

TOTAL LIABILITIES AND MEMBERS' EQUITY	$310,982

FREECOM, LLC
STATEMENT OF OPERATIONS

		For the period
	For the Three	February 21, 2007
	Months Ended	(Inception) through
	June 30, 2007	June 30, 2007

COMMISSION REVENUE, net	$5,533	$5,533

GENERAL AND ADMINISTRATIVE EXPENSE	38,982	40,251

NET LOSS BEFORE INTEREST EXPENSE	(33,449)	(34,718)

INTEREST EXPENSE	-	(2)

NET LOSS	$(33,449)	$(34,720)

Weighted Average Units Outstanding	100	100

Basic and Fully Diluted Net Loss Per Unit	$(334.49)	$(347.20)

FREECOM, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY
For the Period February 21, 2007 (Inception) Through April 30, 2007

		Members' Capital	Accumulated	Members'
	Units	$	Earnings	Equity

BALANCE AT FEBRUARY 21, 2007 (Inception)	-	$-	$-	$-

Initial Capitalization	100	270,000		270,000
Additional Capitaization		60,000		60,000

Net Loss	-		(34,720)	(34,720)

BALANCE AT JUNE 30, 2007	100	$330,000	$(34,720)	$295,280

FREECOM, LLC
STATEMENT OF CASH FLOW
For the period February 21, 2007 (Inception) through June 30, 2007

Cash Flows From Operating Activities:
NET LOSS	$(34,720)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation	877
Amortization of intangible assets	6,250
Changes in operating assets and liabilities:
Prepaid expenses	(50,000)
Trade accounts payable	702
Accrued payroll and related taxes	15,000
Net cash provided by operating activities	(61,891)

Cash Flow From Investing Activities:
Purchases of property, equipment and improvements	(11,400)
License	(250,000)
Net cash used in investing activities	(261,400)

Cash Flow From Financing Activities:
Members' capital investment	330,000
Net cash provided by investing activities	330,000

NET INCREASE IN CASH AND EQUIVILANTS	6,709
Cash and cash equiviliants at beginning of the period	-

CASH AND CASH EQUIVILANTS AT END OF PERIOD	$6,709

SUPPLEMENTARY INFORMATION
Interest paid	$2
Income taxes paid	$-

NONCASH AND FINANCING ACTIVITIES
None

FREECOM, LLC
Notes to Financial Statements
For the Period February 21, 2007(inception) through June 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background – On February 21, 2007 ("date of inception"), FreeCom, LLC. ("FreeCom") was organized under the laws of the State of Florida as a limited liability corporation. FreeCom was established as the exclusive internet based distributor of Global Roaming Inc.'s ("CelTrek") Global SIM technology and the exclusive operator and owner of the official CelTrek website. The Global SIM technology offers consumers low cost voice communication on a world wide scale. FreeCom completed its exclusive internet distributor's license agreement with Global Roaming, Inc. on April 2, 2007 that was amended on May 22, 2007.

FreeCom commenced commercial operations on April 2, 2007 as a commissioned sales and marketing representative of CelTrek of product and airtime. CelTrek currently performs all product fulfillment and consumer merchant service functions and accordingly accepts all product performance related liabilities. FreeCom intends to expand into offering full product distribution and consumer merchant service functions, once it completes its commercialization process.

Basis of presentation – The Company's financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America and cover the period from February 21, 2007 (inception) through June 30, 2007.

Going Concern  - As shown in the accompanying financial statements, during the period ended June 30, 2007, the Company continued its efforts to procure the strategic alliances and agreements necessary to commercialize its internet based marketing and distribution of the Global SIM technology and consequently recorded revenue of $5,533. The Company has completed its license of the Global SIM technology at a cost of $250,000, which was funded by the shareholders. The cost of acquiring additional technology, establishing strategic relationships and developing the appropriate advertising and marketing programs may require the infusion of additional capital from outside investors. These factors raise substantial uncertainties about the Company's ability to establish commercially profitable operations and to continue as a going concern.

Management's plans in regard to this matter are to raise equity capital, seek debt financing and to form strategic relationships and alliances in order to continue the commercialization of its internet based marketing and distribution operations. Until its online website operations becomes commercially viable, and generate sufficient revenues, the Company must continue to rely upon debt and/or equity infusions in order to provide adequate liquidity to sustain its operations. There can be no assurance that management's plans will be successful.

The financial statements have been prepared on a "going concern" basis and accordingly do not include any adjustments that might result from the outcome of this uncertainty.

FREECONI, LLC
Notes to Financial Statements
For the Period February 21, 2007 (inception) through June 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Revenue Recognition - The Company recognizes revenue in accordance with the provisions of Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, which states that revenue is realized and earned when all of the following criteria are met: (a) persuasive evidence of the arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller's price to the buyer is fixed and determinable and (d) collectibility is reasonably assured. The Company recognizes revenue upon point of sale.

The Company's accounting policy for revenue recognition will have a substantial impact on its reported results and relies on certain estimates that require difficult, subjective and complex judgments on the part of management. The Company will recognize commission revenue when substantially all the obligations to provide global cellular access services have been delivered. All these fees are non-refundable and earned upon delivery of the related service.

Management's Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments -  Cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, as reflected in the financial statements, approximate fair value because of the short-term maturity of these instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents - The Company considers liquid investments with an original maturity of three months or less to he cash equivalents.

Fixed Assets – Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method. Maintenance and repair costs are expensed as incurred.

Income Tax Liability/Benefit - The Company is organized as a limited liability corporation whereby the income or loss of the corporation was reported on the personal income tax returns of the stockholder. Therefore, no adjustments for income taxes have been recorded in the financial statements.

Research and Development Costs - Research and development costs are expensed as incurred.

FREECOM, LLC
Notes to Financial Statements
For the Period February 21, 2007 (inception) through June 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Product Development Costs - Product and development costs consist of the costs to develop, promote and operate its web based marketing platform and are expensed as incurred.

Intangible assets - The Company accounts for intangible assets in accordance with Statement of Financial Accounting Standard (SFAS) 142 "Goodwill and Other intangible Assets". Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. This impairment evaluation entails writing down such assets to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable through future undiscounted cash flows. The amount of the impairment loss would be the excess of the carrying amount of the impaired assets over the fair value of the assets based upon discounted future cash flows. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset.

Impairment of Long Lived Assets and Long Lived Assets to be Disposed Of –The Company
accounts for the impairment of long-lived assets in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets". Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss is recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment is based on the carrying amount of the asset (asset group) at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Impairment losses will be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. At June 30, 2007, the Company believes that there has been no impairment of its long-lived assets.

Earnings Share - The Company reports earnings per share in accordance with SFAS No. 128 "Earnings Per Share". This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented.

There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

FREECOM, LLC
Notes to Financial Statements
For the Period February 21, 2007 (inception) through June 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Recent Accounting Pronouncements  Accounting Changes and Error Corrections
In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS 154). This statement replaces Accounting Principles Board (APB) Opinion No. 20,
"Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial
Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 requires retrospective application to prior periods' financial statements of voluntary changes in accounting principles. SFAS 154 is effective for accounting changes and corrections of errors made during 2007, beginning on January 1, 2007. The Company believes that the adoption of SFAS 154 will not have a material impact on its financial statements.

Fair value measurements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its results of operations and financial condition.

Taxes collected from customer and remitted to governmental authorities

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06-3 (EH'''. No. 06-3), "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)." EITF No. 06-3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF No. 06-3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF No. 06-3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company's financial statements.

FREECOM, LLC
Notes to Financial Statements
For the Period February 21, 2007 (inception) through June 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements

In September 2006, the Securities and Exchange Commission (SEC) issued SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures.

Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007.The Company does not expect the adoption of SAB 108 to have a material impact on its results of operations and financial condition

FSP FAS 123(R)-5

Financial Standard Position (FSP) SFAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. The Company does not expect the adoption of FSP FAS 123(R)-5 to have a material impact on its results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 allows companies to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 will become effective for the Company beginning in fiscal 2009. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its results of operations and financial condition.

FREECOM, LLC
Notes to Financial Statements
For the Period February 21, 2007 (inception) through June 30, 2007

NOTE B — PREPAID EXPENSES

The Company prepaid advertising expenses in June 2007 of $50,000 for advertising services that are scheduled to commence July 2007.

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Pro forma Consolidated Balance Sheet	F-2

Pro forma Consolidated Statements of Operations	-F-3

Notes to Pro forma Consolidated Financial Statement	F-4

GLOBAL ROAMING DISTRIBUTION INC.
Pro forma Consolidated Balance Sheet
(Unaudited)
June 30, 2007

	Global Roaming Distribution, Inc.	Freecom, L.L.C.			Proforma Adjustments	Proforma
ASSETS
CURRENT ASSETS
Cash	$0	$6,709				$6,709
Accounts receivable	0	0				0
Prepaid expenses and other current assets	0	50,000				50,000
Total current assets	0	56,709				56,709

PROPERTY, PLANT AND EQUIPMENT
(Net of accumulated depreciation)	0	10,523				10,523
Total property, plant and equipment	0	10,523				10,523

OTHER ASSETS
Investment in subsidiaries	0	0	a	)	286,750
			b	)	(286,750)	0
License, net	0	243,750				243,750
Total other assets	0	243,750				243,750

Total Assets	$0	$310,982				$310,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$0	$702				$702
Accrued expenses	21,513	15,000	a	)	(21,513)	15,000
Line of credit	81,922	0	a	)	(81,922)	0
Short-term note payable	15,000	0	a	)	(15,000)	0
Total current liabilities	118,435	15,702				15,702

COMMITMENTS AND CONTINGENCIES
None	0	0				0
Total commitments and contingencies	0	0				0

Total Liabilities	118,435	15,702				15,702

STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 10,000,000 authorized, 0 issued and outstanding	0	0				0
Common stock, $0.001 par value; 100,000,000 shares authorized; 18,813,000 shares issued and outstanding	18,813	0	a	)	1,870
			a	)	(16,500)
			b	)	37,000	41,183
LLC Members interests	0	330,000	c	)	(330,000)	0
Additional paid-in capital	9,437	0	a	)	13,130
			a	)	16,500
			b	)	249,750	288,817
Accumulated deficit	(146,685)	(34,720)	a	)	103,435
			c	)	43,250	(34,720)

Total stockholders’ equity	(118,435)	295,280				295,280

Total Liabilities and Stockholders’ Equity	$0	$310,982				$310,982

GLOBAL ROAMING DISTRIBUTION INC.
Pro forma Consolidated Statements of Operations
(Unaudited)
Six Months Ended June 30, 2007

	Global Roaming Distribution, Inc.	Freecom, L.L.C.	Pro forma Adjustments	Pro forma
REVENUES
Sales	$0	$5,533		$5,533

Total revenues	0	5,533		5,533

COST OF SALES
Cost of sales	0	0		0

Gross margin	0	5,533		5,533

OPERATING EXPENSES
General and administrative	39,275	38,982		78,257

Total operating expenses	39,275	38,982		78,257

Operating loss	(39,275)	(33,449)		(72,724)

OTHER INCOME (EXPENSE)
Interest income	0	0		0
Other income (expense)	0	0		0
Interest expense	(3,559)	0		(3,559)

Total other income (expense)	(3,559)	0		(3,559)

Net income (loss)	$(42,834)	$(33,449)		$(76,283)

GLOBAL ROAMING DISTRIBUTION INC.
Notes to Pro forma Consolidated Financial Statements
(Unaudited)

(1) Pro forma Changes

 On September 28 , 2007, Global Roaming Distribution, Inc., (GRDI or the Company), (f/k/a Commoncache, Inc.), entered into a  Share Exchange Agreement with Freecom, LLC, (FLLC), a Florida limited liability company. This business combination was a reverse merger, accounted for as a recapitalization of Commoncache. The Company issued 37,000,000 shares of common stock of the Company, issued 1,869,700 shares of common stock of the Company in July 2007 in settlement of convertible debt, received 16,500,000 shares of common stock of the Company contributed back to the Company and the line of credit and accrued expenses were forgiven to complete this acquisition.  In addition, the agreement calls for a the completion of a four for one forward split of the authorized, issued and outstanding common stock and preferred stock, without affecting the par value of either common or preferred stock. The forward split will be completed post-merger.

The Pro forma statement of operations includes the six months ended June 30, 2007 for the Company, and the period since inception - February 21, 2007 of Freecom, L.L.C.

(2) Pro forma Adjustments

a)
1,869,700 shares of common stock of the Company was issued in July 2007, to settle the then outstanding convertible debt of GRDI. 16,500,000 shares of common stock of  was contributed back to GRDI and retired. The line of credit and accrued expenses were forgiven at closing.

b)	37,000,000 shares of common stock of the Company was issued to effect to reverse merger.

Consolidation:

c)	Eliminate investment in subsidiaries, the Company’s retained deficit and members interests of subsidiaries.